                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               STREAMEDIA COMMUNICATIONS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        STREAMEDIA COMMUNICATIONS, INC.
                       244 WEST 54TH STREET, 12TH FLOOR,
                            NEW YORK, NEW YORK 10019
                                 (212) 445-1700

To the Stockholders of STREAMEDIA COMMUNICATIONS, INC.:

    We invite you to attend a Special Meeting of the Stockholders of STREAMEDIA COMMUNICATIONS, INC. ("Company") which will be held on June 15, 2001, at 2:00 p.m. (local time) at the Company's office located at 244 West 54th Street, 12th Floor, New York, New York 10019.

    The accompanying Notice of the Special Meeting of the Stockholders and Proxy Statement contain the matters for you to consider and act upon, and we ask that you read these materials carefully.

    The Proxy Statement contains information concerning an amendment to our Certificate of Incorporation to adopt a share consolidation. If approved, the Board would set the ratio of the share consolidation. We have amended the proxy statement to add two additional proposals. The first new proposal would seek shareholder approval to increase the number of authorized shares of the Company to 50 million shares. The second new proposal would seek shareholder approval to approve and adopt the agreement to merge with and into HOA Networks Corp. (we would refer you to the "Q&A" about the merger, and the discussion of the merger, both of which appear later in the proxy statement). Our Board of Directors strongly recommends your approval of all three proposals.

    It is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

Sincerely,

Henry Siegel,                          Eric J. Adams,      Norman J. Lonsdale,
Chief Executive Officer and President  Director            Director
May 18, 2001                           May 18, 2001        May 18, 2001

James Rupp,                            Gary Feuerman,      Robert Shuey, III,
Secretary                              Director,           Director
May 18, 2001                           May 18, 2001        May 18, 2001

William P. Abram,                      Ronald J. Fields,   John Velasco-Mills,
Chairman of the Board of Directors     Director            Director
May 18, 2001                           May 18, 2001        May 18, 2001

                        STREAMEDIA COMMUNICATIONS, INC.
                       244 WEST 54TH STREET, 12TH FLOOR,
                            NEW YORK, NEW YORK 10019
                                 (212) 445-1700

                            ------------------------

                 NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 15, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of STREAMEDIA COMMUNICATIONS, INC., a Delaware corporation ("Company"), will be held on June 15, 2001, at 2:00 p.m. (local time), at 244 West 54th Street, 12th Floor, New York, New York 10019, for the following purposes, which is more completely discussed in the accompanying Proxy Statement. The Company will ask the Stockholders to:

    1) To approve and adopt an amendment to the Company's Certificate of Incorporation to adopt a share consolidation as the Board deems necessary, no later than September 31, 2001 immediately following the meeting date, to maintain listing on the Nasdaq SmallCap Market;

    2) To approve and adopt an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock;

    3) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, as amended (the "Merger Agreement"); and

    4) To transact such other business as may properly come before the meeting including any continuance or adjournments thereof.

    Only stockholders of record at the close of business on March 23, 2001, are entitled to notice of and to vote at the Special Meeting of the Stockholders.

                                          By Order of the Board of Directors

                                          James Rupp
                                          SECRETARY

May 18, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE COMPANY'S SPECIAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT

                                       OF

                        STREAMEDIA COMMUNICATIONS, INC.
                       244 WEST 54TH STREET, 12TH FLOOR,
                            NEW YORK, NEW YORK 10019
                                 (212) 445-1700

                            ------------------------

                    INFORMATION CONCERNING THE SOLICITATION

    We are furnishing this Proxy Statement to the stockholders of STREAMEDIA COMMUNICATIONS, INC. ("Company") in connection with the solicitation of proxies on behalf of our Board of Directors to use at our Special Meeting of the stockholders (the "Meeting"). This Meeting will be held on June 15, 2001, at 2:00 p.m. (local time), at 244 West 54th Street, 12th Floor, New York, New York 10019, and at any and all adjournments. Only stockholders of record on March 23, 2001, will be entitled to notice of and to vote at the Meeting.

    The proxy solicited, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting following the instructions contained in the proxy. If no contrary instructions are given, each proxy received will be voted "FOR" the approval of the proposal, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to continue or adjourn the Meeting). If you give a proxy you can revoke it at any time before it is exercised by (i) filing written notice of your revocation with the Secretary of STREAMEDIA COMMUNICATIONS, INC., 244 West 54th Street, 12th Floor, New York, New York 10019, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of your intention to vote in person.

    We will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. We will furnish copies of materials to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear. The Company may also engage a solicitation company to assist in obtaining proxies. The Company will bear the cost of such solicitation, which we anticipate will be approximately $5,000.

    This Proxy Statement and form of proxy will be first mailed to stockholders on or about May 16, 2001.

                         RECORD DATE AND VOTING RIGHTS

    The Company is currently authorized to issue up to 20,100,000 shares of Common Stock, par value $0.001. As of March 23, 2001, 7,221,691 shares of Common Stock were issued and outstanding. Each share of Common Stock shall be entitled to one vote on all matters submitted for stockholder approval.

    The affirmative vote of a majority of the shares of outstanding Common Stock is necessary to approve the proposal.

1. PROPOSAL OF THE BOARD OF DIRECTORS: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

    The Board of Directors has proposed submission to the stockholders of the following amendment of the Certificate of Incorporation of our company:

    Article IV of the Certificate of Incorporation shall be amended by inserting an additional paragraph as the second paragraph of said Article, as follows:

    The shares of Common Stock outstanding on the Effective Date hereof shall be consolidated, combined and reconstituted to effect a one-for-[to be inserted by resolution of the Board anytime before September 31, 2001] reverse stock split of such Common stock, such that each Common share outstanding on the Effective Date shall become a [to be inserted by resolution of the Board anytime before September 31, 2001] a reconstituted share of Common Stock. The "Effective Date" hereof shall be the day upon which a Certificate of Amendment of the Certificate of Incorporation of the Corporation setting forth this paragraph shall be filed with the Secretary of State of Delaware.

    The approval of the proposed amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

EFFECT OF AMENDMENT ON OUTSTANDING SHARES

    If adopted, this proposed amendment (the "Reverse Split") will change each outstanding share of Common Stock into a reconstituted Common Share that will represent a fraction of one share of Common Stock (a "New Share"). The ratio of the reverse split will be determined by the Board. The Board intends to approve a reverse split ratio sufficient to maintain continued listing of the Company's common stock on the Nasdaq SmallCap Market. As an example, if the Amendment is adopted and the Board elects to effect a one-for-ten reverse split, there will be approximately 722,169 New Shares outstanding and our company will have no other outstanding shares. This Amendment and Board action would not change the number of authorized shares of Common Stock. In addition to the shares currently issued and outstanding, the Company has contractual agreements to issue additional shares to persons that have rendered services to the Company or to serve as collateral for persons that have loaned funds to the Company. The number of shares to be issued under these commitments was approximately 1,556,000 shares prior to the Reverse Split, and will be subject to the Reverse Split.

    Additionally, the total number of shares of Common Stock issuable upon exercise of outstanding options and warrants to acquire such shares, and the exercise price of such options, will be adjusted proportionally to reflect the Reverse Split.

FRACTIONAL SHARES

    No fractional shares of Common Stock will be issued as a result of the Reverse Split and fractional share interests will not entitle the holder thereof to exercise any right of a stockholder. In lieu of fractional shares resulting from the Reverse Split, stockholders will be paid, in cash, the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fractional shares (after aggregating all fractional shares of Common Stock owned by such stockholder) by the average of the reported closing prices for the shares on The Nasdaq SmallCap Market for the ten trading days immediately preceding the Effective Date.

SOURCE OF FUNDS; NUMBER OF HOLDERS

    The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material. As of March 23, 2001, there were approximately 70 holders of record of Existing Common. The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record or beneficial owners of Existing Common or New Common will change significantly. The following example should be helpful in assisting stockholders in evaluating the Proposal.

   BEFORE A ONE-FOR-TEN SHARE                 AFTER A ONE-FOR-TEN SHARE
          CONSOLIDATION                             CONSOLIDATION
---------------------------------           ------------------------------
 NUMBER OF                                   NUMBER OF
SHARES OWNED   PER SHARE PRICE(1)           SHARES OWNED   PER SHARE PRICE
------------   ------------------           ------------   ---------------
 100,000              $0.50                    10,000           $5.00

------------------------

(1) This example does not necessarily reflect the actual share price for the Existing Common.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    As soon as practicable after the Effective Date, our company's Transfer Agent (the "Exchange Agent") will mail to the registered holders of Common Stock a Letter of Transmittal and instructions for surrender of Common Stock certificates for certificates representing New Shares and, if applicable, cash in lieu of fractional shares. Stockholders will not receive certificates for New Shares unless and until their certificates for shares of Common Stock have been surrendered with an appropriate letter of transmittal. There will be no service charge in connection with the issuance of certificates for New Shares and cash in lieu of fractional shares following the Reverse Split.

NO CHANGE IN COMPANY'S STATUS

    The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment for any stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold Common Stock of our company as a capital asset, may be subject to special rules not discussed below.

    ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAXES AND OTHER LAWS.

    The receipt of whole New Shares (excluding fractional New Shares) in the Reverse Split should be non-taxable for federal income tax purposes. Consequently, a stockholder receiving New Shares will not recognize either gain or loss, or any other type of income, with respect to whole New Shares received as a result of the Reverse Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Split will carry over as the aggregate tax basis of the stockholder's New Shares. The holding period of the New Shares should also include the stockholder's holding period of the Common Stock prior to the Reverse Split, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

    Any stockholder who receives cash in lieu of a fractional New Share pursuant to the Reverse Split will recognize gain or loss equal to the difference between the amount of cash received and the portion of the aggregate tax basis in his or her shares of Common Stock allocable to such fractional New Share. If the shares of Common Stock were held as a capital asset on the Effective Date, then the stockholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the stockholder's holding period for the shares of Common Stock is longer than eighteen months, a short-term capital gain or loss if the stockholder's holding period is twelve months or less and mid-term gain or loss if the stockholder's holding period is longer than twelve months and less than eighteen months.

    Based on certain exceptions contained in regulations issued by the Internal Revenue Service, our company does not believe that it or its stockholders would be subject to backup withholding or informational reporting with respect to cash distributed in lieu of fractional New Shares.

REASONS FOR PROPOSED AMENDMENT

    Our Company has been advised by the Nasdaq Stock Market, Inc. that the Common Stock may no longer meet the requirements for continued listing and trading on the Nasdaq Market System. Our Company also has been Approval of the Reverse Split is being proposed to address the minimum bid price requirement.

    The Company has been informed by Nasdaq Staff that, if Streamedia effects a reverse merger (i.e., a merger in which a company other than ours is the surviving entity) with a non-Nasdaq entity, such as HOA Networks, the Company must satisfy the Nasdaq requirements for INITIAL listing on the Nasdaq SmallCap Market. The Nasdaq Staff has informed us that the proposed merger between Streamedia and HOA Networks in fact would constitute a reverse merger, and therefore Streamedia would have to satisfy the initial listing requirements, which we discuss below. We discuss the proposed merger between Streamedia and HOA Networks in proposal three of this proxy statement.

    The initial listing requirements for The Nasdaq SmallCap Market are considerably more stringent than the continued listing requirements for The Nasdaq SmallCap Market. The following table compares The SmallCap Market's initial and continued listing requirements:

REQUIREMENTS                                                  INITIAL LISTING   CONTINUED LISTING
------------                                                  ---------------   -----------------
Net Tangible Assets(2)......................................  $4 million        $2 million
      OR                                                           OR                 OR
Market Capitalization.......................................  $50 million       $35 million
      OR                                                           OR                 OR
Net Income (in latest fiscal year or 2 of last 3 fiscal
years)......................................................  $750,000          $500,000
Public Float (shares)(3)....................................  1 million         500,000
Market Value of Public Float................................  $5 million        $1 million
Minimum Bid Price...........................................  $4                $1
Shareholders (round lot holders)(4).........................  300               300
Operating History...........................................  1 Year            N/A
      OR                                                           OR
Market Capitalization.......................................  $50 million
Market Makers(5)............................................  3                 2
Corporate Governance........................................  Yes               Yes

------------------------

(2) Nasdaq defines "net tangible assets" to mean Total Assets minus Total Liabilities minus Goodwill minus Redeemable Securities.

(3) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

(4) Round lot holders are considered holders of 100 shares or more.

(5) An Electronic Communications Network (ECN) is not considered an active Market Maker.

    After the Company was informed that it must satisfy the initial listing requirements, we concluded that a one-for-five share consolidation would not be sufficient to satisfy the initial listing requirements. For this reason, the Board has concluded that it may be necessary to effect a share consolidation in an amount that is greater than one-for-five. The proposal would permit the Board to determine the ratio for the share consolidation, but would require the Board to make this determination no later than September 31, 2001.

    Our Company believes that if the Reverse Split is effectuated, our company's Common Stock may have a bid price in excess of the $4.00 per share necessary minimum bid price, and therefore would satisfy the Nasdaq requirement. Our company would also need to continue to satisfy all other initial listing criteria and there can be no assurance that our company will be able to do so, or that, even if these criteria are met, the Common Stock will continue to be traded on the Nasdaq SmallCap Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The following table sets forth information regarding shares of our Common Stock beneficially owned as of March 22, 2001. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, and provides that (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group. Shares of Common Stock subject to options and warrants that are currently exercisable or are exercisable within 60 days of March 22, 2001, are deemed outstanding with respect to the person holding those options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company's principal executive office. Directors not included in the table below do not hold Company securities. As of the date hereof, there were 7,221,691 common shares issued and outstanding.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                               AS OF MARCH 22, 2001
                                                              ----------------------
NAME AND ADDRESS                                               NUMBER       PERCENT
----------------                                              --------      --------
Henry Siegel ...............................................    9,000            0%
205 West 57th Street
New York, New York 10019

ESynch Corp. ...............................................  913,600         12.6%
15502 Mosher Drive
Tustin, CA 92780

James D. Rupp ..............................................  955,000         13.2%
200 Walter Avenue
Hasbrouck Heights, NJ 07604

William P. Abram ...........................................        0            0%
4670 Parkbrooke Trace
Alpharetta, GA 30022

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                               AS OF MARCH 22, 2001
                                                              ----------------------
NAME AND ADDRESS                                               NUMBER       PERCENT
----------------                                              --------      --------
Eric J. Adams ..............................................        0            0%
P.O. Box 676
King George, VA 22485

Gayle Essary ...............................................  390,000          5.4%
5605 Woodview
Austin, TX 78756

Gary Feuerman, Director ....................................        0            0%
14153 Gold Hill Road
Boulder, CO 80302

Ronald J. Fields ...........................................        0            0%
3890 Sea Ridge Road,
Aptos, CA 95003

Norman J. Lonsdale .........................................        0            0%
9 Alder Lodge
River Gardens
Stevenage Road
London, SW6 6NP
England

Robert Shuey, III ..........................................        0            0%
5910 North Central Expressway
Suite 1480
Dallas, TX 75206

John Velasco-Mills .........................................        0            0%
81 Pondfied Road #177
Bronxville, NY 10708

Officers and Directors as a Group ..........................  964,000         13.3%

    Certain of the shares listed above are owned indirectly by entities substantially controlled by principal Stockholders of Streamedia. Of the total shares owned by Mr. Rupp, 850,000 shares are owned through his 100% ownership in Web2Ventures, L.L.C., and 105,000 shares are owned through Web2Ventures's 40% ownership in Capital Markets Communications Corporation. Of the total shares owned by Mr. Essary, he owns 390,000 shares directly, and we believe that has been given voting power over 300,000 shares owned by IRI, Inc., by the Board of Directors of IRI, Inc. Other shares are held in family trusts or by members of Mr. Essary's immediate family. Mr. Essary does not exercise direct control over such shares. Capital Markets Communications Corporation is controlled by Mr. Rupp and Mr. Essary.

    In addition, certain officers and directors have been granted the right to acquire additional shares, so long as they remain in their positions as directors, and have been issued options pursuant to the 1999 stock option plan. Certain of these options have vested, and others will vest in the future on a periodic basis, based on performance. None of these options are represented on the previous principal Stockholder chart.

EXPLANATION OF THE BOARD OF DIRECTORS FOR THE SHARE CONSOLIDATION

    The Board of Directors further believes that if the future per share price of the Common Stock is low, the low market price and the large number of shares of Common Stock outstanding may have a negative impact on the market for the Company's Common Stock. Furthermore, the large number of shares outstanding and the relatively few shares that are traded on a daily basis in comparison, may hinder the Company's ability to raise capital by issuing additional shares of Common Stock. The Board of Directors is hopeful that if the share consolidation is implemented, the market will react positively and in such a fashion that the price of the Company's Common Stock will rise and cease to be treated as "low-priced" stock by the investment community.

    The Board of Directors recognizes that the proposed share consolidation, if implemented, will not, in itself, result in the Company's Common Stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than low-priced is through sustained growth and profitability, neither of which can be assured, and the absence of which will result negatively upon the trading value of the Company's Common Stock following the proposed share consolidation.

    The Company believes there are several reasons beyond Nasdaq listing requirements that support the proposed share consolidation and suggest that the share consolidation may enhance the market for the Common Stock. These reasons are summarized as follows:

    1. Institutional investors often have internal policies that prevent the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Similarly, many banks do not permit collateralization of loans through the pledge of low-priced stocks. If the share consolidation, coupled with Company potential growth and profitability, results in an increase in the per share price for the Company's Common Stock, the Company may be able to attract additional institutional investors as well as provide an avenue for its stockholders to collateralize loans using their Common Stock instead of selling that stock for needed money.

    2. Further, some brokerage firms implement internal policies and practices that tend to discourage dealing with low-priced stock (stock priced under $5 per share that is not subject to the reporting requirements of the Securities Exchange Act of 1934). These practices result in time-consuming procedures and internal controls that must be complied with for payment of brokerage commissions (and additional procedures, including branch manager approval), which function to make handling low-priced stock unattractive to brokers and registered representatives of a brokerage firm. Some brokerage firms also require a non-solicitation letter from the client when the client desires to purchase a low-priced stock.

    These policies and procedures add delay and burden to the process, based on separate business criteria of the brokerage firm, and are designed to balance the commission to be paid with the cost of handling the stock transaction, rather than considering and evaluating such factors as the underlying nature of the transaction and quality of the issuer. The Company believes that such policies do not foster evaluation of its reported results and prospects for future growth and stockholder return, factors that should be considered in evaluating stock prices.

    3. Since the broker's commissions and transaction costs on low-priced stock generally represent a higher percentage of the stock sale price than commissions and costs on higher-priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, mark-ups, mark-downs, etc.) which are a higher percentage of the total share value than would be the case if the Company's share price were higher.

    Although the Board of Directors is hopeful that the decrease in the number of shares of Common Stock that would be outstanding after the proposed share consolidation will result in an increased price level per share of Common Stock, which is intended to encourage interest in the market for that Common Stock and promote greater marketability for the Common Stock, we can give no assurances can be given that the market will respond to the share consolidation with an increase in the per share price or with any increase in average daily trading volume.

    Finally, the effect of the proposed share consolidation, if adopted and implemented, and resulting decrease in the number of shares of Common Stock on the market, could adversely affect the trading value of such Common Stock if there is not a corresponding increase in the per share price level for such stock following the share consolidation. Many factors beyond the Company's control will affect the ultimate trading market and there can be no assurance that the per-share price for the Company's Common Stock immediately after the share consolidation will reflect the corresponding math material value based on the share consolidation alone, or that any such value will be sustained for any period of time.

    The Company's Common Stock has been traded on The Nasdaq SmallCap Market under the symbol "SMIL" since 2000. On March 22, 2001, the closing price for the Company's Common Stock, as quoted on The Nasdaq SmallCap Market was $0.3438 per share.

EFFECT OF THE SHARE CONSOLIDATION PROPOSAL

    Assuming approval of and adoption of the share consolidation, each stockholder will own fewer shares (but the same percentage of the outstanding shares) as such stockholder owned before the share consolidation. The share consolidation may, however, result in an immaterial adjustment due to the purchase of any fractional shares of Common Stock that result from the consolidation. Each stockholder of the Company immediately before the share consolidation will continue to be a stockholder immediately after the share consolidation.

    The share consolidation will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the share consolidation. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. The par value of the Common Stock will remain at $0.001 per share following the share consolidation, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The share consolidation will not affect the Company's total stockholders' equity. If the share consolidation is implemented, all share and per share information would be retroactively adjusted following the Effective Date to reflect the share consolidation for all periods presented in future filings by the Company with the Securities and Exchange Commission.

    If the share consolidation is adopted and implemented, the authorized number of shares will remain the same, subject to the second proposal discussed in this proxy which, if adopted, would result in an increase in the number of authorized shares from 20,100,000 to 50,000,000. As discussed in greater detail in the second proposal in this proxy, the Board believes that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (unless approval is required by law or regulation or the rules of The Nasdaq SmallCap Market). Such purposes could include share issuances for future acquisitions of other businesses or meeting requirements for working capital or capital expenditures through the issuance of shares. To the extent that any additional shares (or securities convertible into Common Stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. The Common Stock has no preemptive rights. In addition, if another party should seek to acquire or take over control of the Company, and the Board does not believe such transaction is in the best interest of the Company and its stockholders, some or all of the authorized shares could be issued to another party to try to block such transaction.

REGISTRATION AND TRADING

    Assuming the share consolidation is approved and implemented, the post share consolidation shares of Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company will continue to file periodic and current reports with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. In addition, the Company's post share consolidation shares of Common Stock will continue to be traded on The Nasdaq SmallCap Market. The Company intends to file all required notifications with The Nasdaq SmallCap Market to provide for continued trading (on a post-consolidated basis) in coordination with the Effective Date. Certificates representing the post share consolidation shares of Common Stock will, however, contain a new CUSIP number. Further, the Company intends to file all reports with regulatory authorities and issue a press release in the event it decides to implement the share consolidation. This press release also will discuss the share consolidation ratio that the Board approved.

    The Company has no present intention of entering into any future transaction or business combination which would result in deregistration of the post share consolidation shares of Common Stock under the Exchange Act, or which might result in loss of eligibility for the post-share consolidation shares of Common Stock to be listed and traded on The Nasdaq SmallCap Market.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding Common Stock and Series A Convertible Preferred Stock voting together as a single class is necessary to approve the amendment to the Company's Certificate of Incorporation to implement a share consolidation subject to the Board of Directors of the Company discretionary authority to delay filing the amendment (but only until September 31, 2001) or not to file the amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO IMPLEMENT A SHARE CONSOLIDATION.

2. AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authorizes the issuance of 20,100,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. On April 16, 2001, the Board of Directors of the Company approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,100,000 to 50,000,000 and to submit the proposed amendment to the Stockholders at this Meeting.

PURPOSE AND EFFECT OF THE AMENDMENT

    The general purpose and effect of the proposed amendment to the Company's Certificate of Incorporation will be to authorize 29,900,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including payment of stock dividends, stock splits or other recapitalizations, acquisitions, equity financings, and grants of stock options. Although the Board of Directors has decided to effect a reverse split, the Board wants to maintain the ability to effect a stock split.

    The Company currently has 20,100,000 authorized shares of Common Stock. As of March 22, 2001, the Company had 7,221,691 shares issued and outstanding and of the remaining 12,878,309 authorized but unissued shares, the Company has reserved approximately the majority of these authorized by unissued shares in connection with the possible exercise of outstanding warrants, pursuant to the Company's option plans, and pursuant to the Company's Employee Stock Purchase Plan.

    Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. The purpose of the increase in the number of authorized shares is to have sufficient shares available to complete the merger with HOA Neworks, Corp. (described below), and to take advantage of such opportunities, should the Board deem the pursuit of such opportunities to be in the best interests of the shareholders. If the Board of Directors deems it to be in the best interest of the Company and the Stockholders to issue additional shares of Common Stock in the future, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

    The increase in the authorized number of shares of Common Stock also could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will be required to approve the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 20,100,000 to 50,000,000.

    THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED AND AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 20,100,000 TO 50,000,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

3. PROPOSAL TO APPROVE AND ADOPT AN AGREEMENT TO MERGE WITH AND INTO HOA NETWORKS CORP.

    This section of the proxy statement describes material aspects of the proposed merger, including the merger agreement, the stock option agreement and the stockholders agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents we refer to carefully for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

    The Company's management and HOA Networks Corp. ("HOAN" or "HOA Networks") have been familiar with each other's business for several years. In March 2001, John Velasco-Mills, President of HOA Networks, met with Henry Siegel, President and CEO of Streamedia, at HOA Networks's offices to discuss the merits of a possible strategic relationship between the Company and HOA Networks, including among other things, a possible combination of the two companies. Later that month, certain officers and directors met with Mr. Siegel and representatives of the Company at its offices in New York.

    Also in March 2001, the Streamedia Board of directors met and discussed the merits of a possible combination with HOA Networks. In April 2001, the Company and HOA Networks negotiated and signed a letter of intent outlining the basic framework of a combination of the two companies. This letter of intent formed the basis of the agreement on which you are now being asked to vote. Also in April, members of the Streamedia board met to begin a due diligence investigation of HOA Networks, and continued to discuss the possible exchange ratio between the Company's stockholders and the stockholders of HOA Networks.

    During March and April 2001, members of management of the Company and HOA Networks, along with their respective legal and financial advisors, met in New York and telephonically to continue to conduct due diligence and negotiate the terms of the proposed merger between HOA Networks and The Company and the related agreements. During that time, the parties negotiated the principal terms of the agreements and other related documents, including the exchange ratio, representations and warranties, covenants, termination provisions and conditions to the closing of the merger.

    The Company held a meeting to review and consider the merger, the merger agreement and the related transactions. Management of The Company made a presentation to its board concerning the business, financial condition and prospects of HOA Networks and the terms of the merger agreement, the lockup agreement, and the other agreements to be executed in connection with the merger. Management of the Company discussed with its board the course of negotiations with HOA Networks and the due diligence investigation of HOA Networks that had been performed. Following discussion among The Company's board of directors and the Company management concerning the transaction, the board of directors of The Company unanimously approved the merger, the merger agreement and all of the related agreements.

    In the evening of April 13, 2001, HOA Networks and the Company entered into the merger agreement and certain shareholders of Streamedia entered into a "lock-up" agreement with the Company. On April 16, 2001, The Company and HOA Networks issued a joint press release announcing the merger.

BASIC TERMS OF THE MERGER

    The merger is between HOA Networks, HOA Acquisition Corp. ("HAC"), and the Company. Pursuant to the terms of the Merger Agreement, HOAN will merge with HAC with HOAN being the surviving company and all of the capital stock of HOAN will be canceled in exchange for stock of the Company. HOAN will be the surviving corporation in such merger and the business of the surviving company will be conducted under the name of Streamedia Communications, Inc. Upon the effective date of the merger, each outstanding share of stock beneficially owned by all shareholders excluding principals of HOAN will be converted into the common stock of the Company on a 4 for 1 share basis. Each outstanding share of common stock beneficially owned by principals will be converted as follows: 100% of HOAN shares will be exchanged for 80% shares of the Company. It is anticipated that the effective date of the merger will be on or about June 14, 2001.

ABOUT HOA NETWORKS

    HOA Networks is a profitable, multi-faceted communications and entertainment Company. Its primary division, AMC Global, has over $7 million in assets and over $12 million in revenue, according to its audited financial statements for fiscal year 2000. HOA Networks was started in 1986 and has formed a number of alliances and completed strategic acquisitions and is comprised of a group of wholly owned private companies that benefit from various revenue sources and, working together, has become a "one-stop" entertainment, data and communications solution for most end users, from small to large businesses and individuals. Each company stands alone as a profit and operating base but each company can also use the strengths of the others in the group to maximize on customer and profit base. HOAN consists of six main subsidiaries:

    AMC GLOBAL COMMUNICATIONS, INC., (AMC) is an independent telephone company with international headquarters in Atlanta, Georgia, founded in July of 1986. AMC, which sells and services a wide variety of telecommunications equipment, is one of the largest interconnect telephone companies in the country. The Company has been consistently profitable and has a strong balance sheet. It has over 13,000 customers, one hundred (100) plus employees and has expanded through its telemanagement expertise, innovative direct sales efforts and a strong, experienced management team. Other than several strategic acquisitions, growth has been internal. However, it is AMC's intent to substantially increase its revenues and profitability through an aggressive acquisition strategy as the interconnect telephone industry consolidates.

    WORLD SKYLINE, INC. is a Northern Virginia (Washington D.C. Metro Area) based Internet Technology Company founded in 1996. World Skyline was founded to offer Internet Solutions and information technology needs for both Business and Residential markets. The company is a full service, one-stop, Internet Service Provider that can fulfill all of its clients Information Technology (I.T.) needs. World Skyline offers a vast array of products ranging from Dial-Up access to Digital Subscriber Lines, E-Commerce and Web Hosting solutions and Streaming Media services. World Skyline's one-stop approach means support for a wide variety of products and services.

    HOLLYWOOD ON AIR PRODUCTIONS, Los Angeles based, recently developed Family Film Plan, which directs the company to acquire the rights to distribute and market completed feature films, maximizing revenue streams from all media. The collective executive team of officers and directors represents an unparalleled combination of talent and experience in the motion picture and entertainment industry. Beyond relying on completed films, HOA Productions will use its considerable expertise to develop, produce, market and distribute a variety of family oriented motion pictures. Hollywood On Air's purpose is to build a "label" or brand that will acquire, produce and distribute children's and family-oriented motion pictures designed to be "sold through" into the video, DVD, Internet, and television marketplace on a reasonably profitable basis while building asset value in a library of film rights. Furthermore, the company will supply content to Hollywood On Air's family of companies while they supply distribution outlets for HOA Productions' product.

    HOLLYWOOD ON AIR MUSIC, INC., based in New York and Montreal, Canada, owns, produces and represents content, from movies to new live concerts and owns music publishing and master rights. From the purchase of older catalogs of movies and television shows, record catalogs and publishing, to the regular recording and filming of new shows; HOA Music is building a major audio visual catalog, forming a base asset of content for all areas of distribution including Internet, TV, radio, broadcast and retail. HOA Music is also representing catalogs on a worldwide basis and from the world market, to further offer buyers and consumers a large range of product.

    NAMASTE TELEVISION, based in London, England, provides Asian entertainment and information through its worldwide cable and satellite broadcast license to 60,000 UK households. The company is now in the process of opening another channel devoted to music programming. Namaste will be streamed worldwide by World Skyline.

    HOA Networks is expected to foster growth of both Streamedia's business services unit as well as its Bijou Cafe property. HOAN is projecting nearly $20 million in revenue for 2001, and has informed us that its unaudited assets total nearly $14 million. The merger is expected to be a stock for stock transaction.

THE COMPANY'S REASONS FOR THE MERGER

    The Company's board of directors believes that following the merger the Company will have the potential to realize enhanced long-term operating and financial results and an improved competitive position as a result of its merging with HOA Networks. The Company's board of directors considered potential benefits of the merger that they believe will result from combining HOA Networks with the Company, including the following:

    - Streamedia stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger;

    - The increased equity and assets available to the Company as a result of the merger will assist the Company in maintaining its listing on the Nasdaq SmallCap Market;

    - Providing financing to develop and enhance the Company's business platform and help realize the Company's business plan;

    - The merger will enhance the opportunity for the realization of the Company's strategic objectives of building brand awareness through access to HOA Networks's expanded audience base;

    - Combining with HOA Networks will increase the advertising and business and consumer customer relationships available to grow the Company's products and services;

    - Enhancing the ability to create advertising and electronic commerce opportunities targeted at the fast-growing business of local interactive services;

    - Expanding the reach of Streamedia to new customers; and

    - Providing new cross-promotional and branding opportunities.

    The Company's board of directors also considered the terms of the merger agreement, including the possible effects of the provisions regarding termination fees, and the stock option agreement, stockholders agreement and other related agreements. In addition, The Company's board of directors noted that the merger is expected to be a tax-free transaction and accounted for as a pooling-of-interests, such that no goodwill is expected to be created on the books of The Company as a result of the merger.

    The foregoing discussion is not exhaustive of all of the factors considered by The Company's board of directors. Each member of The Company's board may have considered different factors, and The Company's board did not quantify or otherwise assign relative weights to factors considered.

    In the course of deliberations, the Streamedia board reviewed with HOA management a number of additional factors relevant to the merger, including:

    - Historical information concerning The Company's and HOA Networks's respective businesses, financial performance and conditions, operations, technologies, managements and competitive positions, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission,

    - HOA Networks management's view as to the financial condition, results of operations and businesses of The Company and HOA Networks, before and after giving effect to the merger, based on management's due diligence, including a review of publicly available earnings estimates for both companies,

    - Current financial market conditions and historical market prices, volatility and trading information with respect to the Company common stock;

    - The consideration to be received by Streamedia stockholders in the merger and an analysis of the market value of the Company common stock to be issued in exchange for each share of HOA Networks common stock in light of comparable merger transactions,

    - The belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; and

    - Streamedia management's review of its financial performance and prospects as an independent company.

    Streamedia's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

    - The risk that the potential benefits sought in the merger might not be fully realized,

    - The possibility that the merger might not be consummated and the effect of public announcement of the merger on:

    - HOA Networks's sales and operating results,

    - HOA Networks's ability to attract and retain key management, marketing and technical personnel, and

    - The progress of HOA Networks's current development and marketing projects,

    - The substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses and transaction expenses arising from the merger,

    - The risk that despite the efforts of the combined company, key technical and management personnel might not remain employed,

    - The terms and ramifications of the option agreement,

    After due consideration and discussion, HOA Networks's board of directors decided that these risks were outweighed by the potential benefits of the merger.

RECOMMENDATION OF THE STREAMEDIA BOARD OF DIRECTORS

    After careful consideration, Streamedia's board of directors unanimously determined the merger to be fair to you and in your best interest, and declared the merger advisable. Streamedia's board of directors unanimously approved the merger agreement and unanimously recommends your adoption of the merger agreement.

    In considering the recommendation of the HOA Networks board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Streamedia have certain interests in the merger that are different from, or are in addition to, the interests of Streamedia stockholders generally. Please see the next section entitled "Interests of Certain Streamedia Directors and Officers in the Merger" in this proxy statement.

INTERESTS OF CERTAIN STREAMEDIA DIRECTORS AND OFFICERS IN THE MERGER

    Partly as a result of the merger, the Company has renewed Mr. Siegel's employment contract, under the same terms as the agreement covering 2000. Additionally, the Company has agreed to grant Mr. Siegel stock options covering one million shares of Streamedia common stock, exercisable at the closing price on April 13, 2001, the date on which the merger agreement was signed.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by the stockholders of HOA Networks. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

    We are working towards completing the merger as quickly as possible. We hope to complete the merger by early June 2001.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following summary discusses the material United States federal income tax consequences of the merger, assuming that you hold your shares of Streamedia common stock as capital assets. The following discussion is based on and subject to the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, administrative rulings and court decisions currently in effect, all of which are subject to change at any time, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certificates of officers of the Company, HAC and HOA Networks. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances, or if you are subject to special rules, such as rules relating to:

    - Stockholders who are not citizens or residents of the United States,

    - Financial institutions,

    - Tax-exempt organizations,

    - Insurance companies,

    - Dealers in securities,

    - Stockholders who acquired their shares of Streamedia common stock by exercising employee stock options or rights or otherwise as compensation, and

    - Stockholders who hold their shares of Streamedia common stock as part of a hedge, straddle or conversion transaction.

    The Company has structured the merger with the intent that the merger

    - Will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that

    - No gain or loss will be recognized by the Company, HOA Networks and HAC as a result of the merger, except that gain or loss may be recognized by such holders with respect to cash received in lieu of a fractional share interest in The Company common stock,

    - The aggregate adjusted basis of the Company common stock received by holders of HOA Networks common stock in the merger (treating fractional share interests in the Company common stock as having been issued to such holders in the merger and then redeemed for cash) will be the same as such holders' aggregate tax basis in the HOA Networks common stock surrendered in the merger, and

    - The holding period of the Company common stock that a holder of HOA Networks common stock receives in the merger will include the period during which such holder held the HOA Networks common stock surrendered in the merger.

    As of May 18, 2001, the Company has not sought an opinion regarding the foregoing tax issues. Any tax opinion that the Company obtains is not binding on the IRS or the courts, and we do not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reached by the Company or that a court will not sustain such a challenge.

    This discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

ACCOUNTING TREATMENT OF THE MERGER

    We intend to account for the merger as a pooling-of-interests business combination. Under the pooling-of-interests method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. The Company's independent auditors, Grant Thornton, LLP, will determine whether the merger can be accounted for as a pooling-of-interests business combination.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF HOA NETWORKS AND THE COMPANY

    The shares of The Company common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of The Company common stock issued to any person who is deemed to be an "affiliate" of either of us at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either of us and may include some of our officers and directors, as well as our principal stockholders.

    Affiliates may not sell their shares of The Company common stock acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares,

    - an exemption under paragraph (d) of Rule 145 under the Securities Act, or

    - any other applicable exemption under the Securities Act.

    The Company expects to file a registration statement for the shares to be issued as a result of the merger.

DISSENTERS' AND APPRAISAL RIGHTS

    You are not entitled to exercise dissenter's or appraisal rights as a result of the merger or to demand payment for your shares under Delaware law.

OPERATIONS AFTER THE MERGER

    Following the merger, Streamedia will continue its operations as a wholly owned subsidiary of HOA Networks, which will conduct business under the name "Streamedia." The membership of the board of directors of the surviving Company will change. The Board will be comprised of certain individuals from the Company, including Henry Siegel, James Rupp, Gary Feuerman, and certain individuals from HOAN, including William P. Abram, John Velasco-Mills, Eric J. Adams, Norman J. Lonsdale, and Ronald J. Fields. Mr. Robert Wussler, a former member of the Streamedia Board of Directors, also is expected to serve as a member of the Streamedia Board after the merger with HOA Networks is complete. The stockholders of HOA Networks will become stockholders of Streamedia, and their rights as stockholders will be governed by the Streamedia Restated Certificate of Incorporation, the Streamedia Restated By-laws and the laws of the State of Delaware.

         QUESTIONS AND ANSWERS ABOUT THE STREAMEDIA/HOA NETWORKS MERGER

Q: Why are we proposing to merge?

A: Our merger will result in HOA Networks stockholders becoming stockholders of Streamedia, through the exchange of their HOA Networks common stock for Streamedia common stock on what the Streamedia board of directors believes are favorable terms.

    By combining with HOA Networks, Streamedia can benefit from HOA Networks's substantial human, financial, marketing and technological resources as well as its significant presence in multimedia markets and its broad customer base. We expect this combination will:

       - expand the reach of Streamedia products to new customers and into new markets, and

       - provide new cross-promotion and branding opportunities for Streamedia and HOAN

Q: How will the proposed merger affect the Company's listing on the Nasdaq
    SmallCap Market?

A: We anticipate that the merger with HOA Networks will facilitate the Company maintaining compliance with the continued listing requirements. The merger between HOAN and the Company will provide the Company with significant assets and stockholders' equity, which should improve the Company's ability to comply with the continued listing requirements.

Q: What stockholder approvals are needed?

A: For HOA Networks, no approval of stockholders is needed and no vote will be taken. For Streamedia, the affirmative vote of the holders of at least a majority of the aggregate voting power of Streamedia's common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope, or, if available, by submitting your proxy by telephone or through the Internet, as soon as possible, so that your shares may be represented at the special meeting.

Q: What if I do not vote?

A: If you fail to respond, it will have the same effect as a vote against the merger. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger.

Q: Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of Streamedia before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting and vote in person. If you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy or voting at a later date, using the same procedures, in which case your later submitted proxy or vote will be recorded and your earlier proxy or vote revoked.

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
Q: Should I send in my stock certificates now?

A: No.

Q: When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger by early June 2001.

Q: Who can help answer my questions?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:

STREAMEDIA COMMUNICATIONS, INC.
244 West 54th Street, 12th Floor,
New York, New York 10019
(212) 445-1700

OTHER MATTERS

    The Board of Directors of the Company knows of no other matters that may or are likely to be presented to the Meeting. However, if additional matters are presented at the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.

                        STREAMEDIA COMMUNICATIONS, INC.

Henry Siegel,                          Eric J. Adams,      Norman J. Lonsdale,
Chief Executive Officer and President  Director            Director
May 18, 2001                           May 18, 2001        May 18, 2001

James Rupp,                            Gary Feuerman,      Robert Shuey, III,
Secretary                              Director,           Director
May 18, 2001                           May 18, 2001        May 18, 2001

William P. Abram,                      Ronald J. Fields,   John Velasco-Mills,
Chairman of the Board of Directors     Director            Director
May 18, 2001                           May 18, 2001        May 18, 2001

New York, New York
May 18, 2001

                          PLAN AND AGREEMENT OF MERGER

    THIS PLAN AND AGREEMENT OF MERGER is dated April 11, 2001 (the "Agreement"), and is made by and between STREAMEDIA COMMUNICATIONS, INC., a Delaware corporation ("SMIL" (NASDAQ Symbol); HOA NETWORKS, CORP. ("HOAN"), an Idaho corporation and HOA ACQUISITION, CORP. ("HAC"), a Delaware corporation.

                                   RECITALS:

    A. SMIL is a corporation duly organized and existing under the laws of the State of Delaware and has its principal office at New York City, NY.

    B. HOAN is a corporation duly organized and existing under the laws of the State of Delaware and has its principal office at Atlanta, GA.

    C. HAC is a corporation duly organized and existing under the laws of the State of Delaware and has its principal office at New York City, NY.

    The Boards of directors of SMIL, HOAN and HAC deem it desirable and in the best interests of such corporations and their shareholders that a Plan of Merger as described in this Agreement be entered into and carried out by the respective parties on the terms, covenants, and conditions set forth below.

    1.  TERMS OF TRANSACTION

        1.1 MERGER. The parties desire to adopt a plan of reorganization pursuant to which HOAN will merge with HAC with HOAN being the surviving company and all of the capital stock of HOAN will be canceled in exchange for stock of SMIL. HAC shall be merged with and into HOAN in accordance with the applicable provisions of Idaho State law ("Merger"). HOAN shall be the surviving corporation in such merger and may sometimes be referred to in this Agreement as "Surviving Company." The business of the Surviving Company shall be conducted under the name Streamedia Communications, Inc.

        1.2 TRANSFER OF INTEREST. Following the Effective Date, as defined in Paragraph 1.4, all HOAN shares shall by virtue of the merger and without any action on the part of the holder thereof be converted into the right to receive 80% of shares of SMIL on a fully diluted basis. If SMIL is listed on the NASDAQ Small Cap Market as of Closing and following the de-listing proceedings under the current de-listing notice (including any appeal therefrom), the shareholders of HOAN shall receive ninety percent (90%) of the number of shares of Common Stock of SMIL on a fully diluted basis after the issuance of shares to the HOAN shareholders. If SMIL does not maintain its listing on the NASDAQ Small Cap Market as of Closing and following the de-listing proceedings under the current de-listing notice (including any appeal therefrom), the shareholders of HOAN shall receive ninety percent (90%) of the common stock of SMIL on a fully diluted basis after the issuance of shares to HOAN shareholders. If SMIL is de-listed under the current de-listing notice after Closing, additional shares shall be issued to the HOAN shareholders to achieve the percentage of ownership for them provided in the preceding sentence. At the effective date the shares of stock of HAC then issued and outstanding shall be converted into a like number of shares of stock of HOAN which thereafter shall constitute all of the issued and outstanding shares of stock of HOAN. Said shareholders are defined in SCHEDULE 1.1. Following such transaction, the Surviving Company shall in accordance with applicable law, posses all the rights privileges, annuities, and franchises, of a public as well as of a private nature of both HOAN and SMIL and all property, real, personal, and mixed, and all debts due on whatever account, and all and every interest of or belonging to or due to both HOAN and SMIL ("Assets"). HOAN will cause its current assets, liabilities and business operations to be operated as a wholly owned subsidiary of SMIL. Such assets shall be taken and deemed to be transferred to and vested in the

    Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in either of such entities shall not revert or be in any way impaired by reason of the Merger.

        1.3 LIABILITIES. Following the Merger, the Surviving Company shall, in accordance with applicable law, be responsible and liable for all liabilities and obligations, known and unknown, absolute or contingent, accrued or unaccrued, or otherwise, of both HOAN and SMIL Neither the rights of creditors nor any liens upon the property of either corporation shall be impaired by the Merger.

        1.4 EFFECTIVE DATE. The parties desire a Closing Date of this merger to be defined as 7 business days following the fulfillment or waiver of the conditions specified in Paragraph 7 hereof. Thereafter, SMIL and HOAN shall cause a Certificate of Merger and a short form Plan of Merger in the form attached hereto as Exhibit 2.3 to be filed with the Secretary of State of Delaware and Idaho, SMIL and HOAN shall also file tax clearance certificates and such other documents as may be necessary in connection with the Merger.

        1.5 BOARD OF DIRECTORS OF SURVIVING COMPANY. The Board of Directors of the Surviving Company shall be composed of the current Board of Directors of SMIL & HAON. Such Board shall serve as the Board of Directors of the Surviving Company after the Effective Date and until the next annual meeting of shareholders or until such time as their successors have been elected and qualified.

        1.6 OFFICERS FOLLOWING MERGER. Immediately following the Merger, the corporate officers of the Surviving Company shall be as follows:

Chairman, CEO                        William P. Abram
Co-President and Secretary           Henry Siegel
Co-President                         John Velasco-Mills

    2.  SHARE EXCHANGE.  Upon the Effective Date of the Merger:

        2.1 TRANSFER OF SHARES. Each outstanding share of stock beneficially owned by all shareholders excluding principals of HOAN shall be converted into the common stock of SMIL on a 4 for 1 share basis. Each outstanding share of common stock beneficially owned by principals will be converted as follows: 100% HOAN shares shall be exchanged for 80% shares of SMIL

        2.2 SMIL SHARES. Each share of SMIL issued and outstanding as of the Effective Date will remain issued and outstanding.

    3. PROCEDURE FOR ISSUANCE OF SHARES. Immediately after the Effective Date of the Merger:

        3.1 PROCEDURE. HOAN will cause its transfer agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding shares of HOAN for the holder to use in surrendering the certificates which represented his/her/its shares in HOAN in exchange for a certificate representing the number of SMIL shares to which he/she/it is entitled.

        3.2 EXPENSES. SMIL shall pay all charges and expenses incurred in connection with the issuance of new shares in connection with this Agreement.

    4. REPRESENTATIONS AND WARRANTIES OF SMIL SMIL hereby represents and warrants to HOAN and HAC the following:

        4.1 ORGANIZATION IN GOOD STANDING. SMIL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business in all jurisdictions where such qualification is necessary. SMIL has all power and authority to execute and deliver this Agreement and, subject to the approval of its shareholders, consummate the Merger.

        4.2  CAPITALIZATION.  The authorized capital stock of SMIL consists of
    20.1 million common shares and 1 million preferred shares. There are currently 7.1 million shares of common stock issued and outstanding as of the date of this Agreement. The shareholders of SMIL and the number of shares owned by each are listed on SCHEDULE 1.2 attached hereto. Except as also listed on SCHEDULE 1.2, no unissued shares of SMIL stock or any other securities of SMIL are at present subject or, on the Effective Date, shall be subject to any warrants, options, rights, or commitments of any character, kind or nature, which would obligate SMIL to issue any additional shares of its common stock or any other equity security to any person.

        4.3 FINANCIAL STATEMENTS. SMIL has delivered to HOAN financial statements and tax returns for the years ended 1999 & 2000. The financial statements and tax returns are to the best knowledge of SMIL and its officers and directors, true and correct in all material respects and present fairly the financial condition and results of operations of SMIL as at and for the periods therein specified, all prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior years. SMIL's books of account on which the financial statements were prepared adequately reflect all of SMIL's items of income and expense, all of its assets and liabilities, and all of its accruals.

        4.4 TAXES. SMIL has filed, with appropriate governmental authorities, all tax and related returns required to be filed by it, and such returns adequately reflect all taxes payable. All federal, state, local, county, franchise, sales, use, excise, property, and other taxes due and payable have been paid except those being contested in good faith, and no reserves for unpaid taxes have been set up or are required.

        4.5 AUTHORITY TO PERFORM AGREEMENT. The execution and delivery of this Agreement and the consummation of the Merger has been duly authorized by the Board of Directors of SMIL, subject to the approval of the shareholders of SMIL and no other corporate proceedings on the part of SMIL are necessary to authorize its officers to perform this Agreement. The execution and performance of this Agreement by SMIL does not violate, or result in a breach of, or constitute a default under, any judgment, order, or decree to which SMIL may be subject, nor does such execution or performance violate any provision of SMIL's Articles of Incorporation or By-Laws. Neither the execution and delivery of this Agreement nor the consummation of the Merger will result in the creation or imposition of any lien, charge, or encumbrance, upon any of the property or assets of SMIL pursuant to the terms of, or conflict in any way with the provisions of, or constitute a default under, or require the consent of any other party to, any indenture, agreement, lease, or other instrument to which SMIL is a party. The execution of this Agreement and the consummation of the Merger does not require the approval or consent of any governmental authority.

        4.6 LIABILITIES. SMIL has no liabilities or obligations of any nature or kind or any amount whatsoever, whether absolute or contingent, known or unknown, accrued or unaccrued, due or to become due, or otherwise, except:
    (a) to the extent reflected in the financial statements, which will not exceed $1.7 million on a final settlement(b) as disclosed on SCHEDULE 1.3 attached hereto, and (c) those that will be incurred in or as a result of the ordinary course of business.

        4.7 LITIGATION. SMIL has not been informed in writing of any claim (product liability or otherwise), arbitration, or litigation (at law or in equity) affecting SMIL's business or assets, and there is no proceeding or investigation before any commission or other administrative or regulatory authority pending or filed or, to the best knowledge of SMIL, threatened against or affecting SMIL or SMIL's business or assets.

        4.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 1.4 or as specifically contemplated by this Agreement, since April 16, 2000, SMIL has not:

           (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, business, or prospects, or suffered any material casualty loss (whether or not insured);

           (b) made any change in business or operations or in the manner of conducting business, other than changes in the ordinary course of business;

           (c) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice;

           (d) paid, discharged or satisfied any claim, lien, encumbrance or liability other than in the ordinary course of business and consistent with past practice;

           (e) other than the ordinary course of its business, declared, paid, made, or set aside for payment of any distribution in respect of its shareholders or directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock;

           (f) made any changes in any method of accounting or accounting practice;

           (g) granted any increase in the compensation of any shareholder, employee, or agent of SMIL;

           (h) entered into, amended or terminated any material contract, agreement or license to which SMIL is a party; or

           (i) has not moved any stock unless the recipient has fully paid for the same stock.

        4.9 DISCLOSURE. To the best knowledge of SMIL and its officers and directors, neither this Agreement nor any schedule, exhibit, list, certificate or other instrument or document delivered to HOAN pursuant to this Agreement by or on behalf of SMIL contains any untrue statement of material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties, and information contained herein or therein not misleading.

    5. REPRESENTATIONS AND WARRANTIES OF HOAN HOAN represents and warrants to SMIL the following:

        5.1 ORGANIZATION IN GOOD STANDING. HOAN is a corporation duly organized, validly existing, and in good standing under the laws of the State of IDAHO and is qualified to do business in all jurisdictions where such qualification is necessary. HOAN has all power and authority to execute and deliver this Agreement and consummate the Merger. HAC is a corporation duly organized validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business in all jurisdictions where such qualification is necessary. HAC has all power and authority to execute and deliver this Agreement and consummate the Merger.

        5.2 CAPITALIZATION. The authorized capital stock of HOAN consists of 100 million of common class A shares, 100 million of common class B shares and 50 million preferred shares. There are currently 160 million shares of common stock issued and outstanding as of the date of this Agreement. Except as noted on SCHEDULE 1.5, no unissued shares of HOAN Common Stock or any other securities of HOAN are at present subject or, on the Effective Date, shall be subject to any warrants, options, rights, or commitments of any character, kind, or nature, which would obligate HOAN to issue any additional shares of its common stock or any other equity security to any person. No unissued shares of HOAN common stock are subject to any liens, proxies, charges, or encumbrances of any nature created by HOAN or pursuant to any agreement to which HOAN is a party. Immediately prior to the Closing Date, HOAN will have no more than 160 million shares of stock outstanding.

        5.3 FINANCIAL STATEMENTS. HOAN has delivered to SMIL financial statements and tax returns for the year ended 2000. The financial statements and tax returns are true and correct in all material respects and presents and present fairly the financial condition and results of operations of HOAN as at and for the periods therein specified, all prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior years. HOAN's books of account on which the financial statements were prepared adequately reflect all of HOAN's items of income and expense, all of its assets and liabilities, and all of its accruals.

        5.4 TAXES. HOAN and HAC have filed, with appropriate governmental authorities, all tax and related returns required to be filed by it, and such returns adequately reflect all taxes payable. All federal, state, local, county, franchise, sales, use, excise, property, and other taxes due and payable have been paid except those being contested in good faith, and no reserves for unpaid taxes have been set up or are required.

        5.5 AUTHORITY TO PERFORM AGREEMENT. The execution and delivery of this Agreement and the consummation of the Merger has been duly authorized by the Board of Directors of HOAN and HAC and no other corporate proceedings on the part of either entity are necessary to authorize its officers to perform this Agreement. The execution and performance of this Agreement by HOAN and HAC does not violate, or result in a breach of, or constitute a default under, any judgment, order, or decree to which HOAN or HAC is subject or any provision of the Articles of Incorporation or By-Laws of HOAN and HAC Neither the execution and delivery of this Agreement nor the consummation of the Merger will result in the creation or imposition of any lien, charge, or encumbrance, upon any of the property or assets of HOAN or HAC pursuant to the terms of, or conflict in any way with the provisions of, or constitute a default under, or require the consent of any other party to, any indenture, agreement, lease, or other instrument to which HOAN or HAC is a party. The execution of this Agreement and the consummation of the Merger does not require the approval or consent of any governmental authority.

        5.6 LIABILITIES. HOAN and HAC have no liabilities or obligations of any nature or kind or any amount whatsoever, whether absolute or contingent, known or unknown, accrued or unaccrued, due or to become due, or otherwise, except: (a) to the extent reflected in the financial statements, (b) as disclosed on SCHEDULE 1.6 attached hereto, and (c) those that will be incurred in or as a result of the ordinary course of business.

        5.7 LITIGATION. HOAN and HAC have not been informed in writing of any claim (product liability or otherwise), arbitration, or litigation (at law or in equity) affecting the business or assets of HOAN or HAC and there is no proceeding or investigation before any commission or other administrative or regulatory authority pending or filed or, to the best knowledge of HOAN threatened against or affecting HOAN or HAC

        5.8 MATERIAL CONTRACTS. All material contracts, agreements, commitments, and instruments to which HOAN or HAC is subject and by which it is bound, are listed on SCHEDULE 1.7, and true and correct copies have been delivered to SMIL All such contracts are in full force and effect, there have been no threatened cancellations thereof, there are no outstanding disputes thereunder, and there does not exist any default in any material respect or event which is a breach or default in any material respect of the terms of such contract.

        5.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 1.8, or as specifically contemplated by this Agreement, since April 16, 2001, HOAN and HAC have not:

           (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, business, or prospects, or suffered any material casualty loss (whether or not insured);

           (b) made any change in business or operations or in the manner of conducting business, other than changes in the ordinary course of business;

           (c) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice;

           (d) paid, discharged or satisfied any claim, lien, encumbrance or liability other than in the ordinary course of business and consistent with past practice;

           (e) other than the ordinary course of its business, declared, paid, made, or set aside for payment of any distribution in respect of its shareholders or directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock;

           (f) made any change in any method of accounting or accounting practice;

           (g) granted any increase in the compensation of any shareholder, employee, or agent of HOAN or HAC;

           (h) entered into, amended or terminated any material contract, agreement or license to which HOAN or HAC is a party; or

    5.10 INSURANCE. All insurance policies under which HOAN or HAC is insured are listed on SCHEDULE 1.9, attached hereto, and true and correct copies have been delivered to SMIL.

        5.11 DISCLOSURE. To the best knowledge of HOAN neither this Agreement nor any schedule, exhibit, list, certificate or other instrument or document delivered to SMIL pursuant to this Agreement by or on behalf of HOAN or HAC contains any untrue statement of material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties, and information contained herein or therein not misleading. HOAN specifically acknowledges that HOAN is not a reporting company under the Securities Exchange Act of 1934.

    6.  MISCELLANEOUS

        6.1  FURTHER ASSURANCES.

           (a) Each party agrees to cooperate with the other party to effect the transactions contemplated hereunder. Without limiting the generality of the foregoing, each of the parties shall execute, deliver and perform such agreements, documents and instruments as the other party may request in order to fully perform and carry out the terms and provisions of this Agreement. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or inactions, waivers, consents and approvals from governmental or regulatory entities and the making of all other necessary registrations and filings, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the proxy statement/ prospectus/information statement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

           (b) SPECIFIC PERFORMANCE. Each of the parties executing this Agreement ("Parties") acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any states thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

        6.2 COOPERATION. From the date hereof through the Effective Date, SMIL and HAC and HOAN will each cooperate in good faith and use their best efforts to close the Merger on Monday May 21, 2001.

        6.3  LOCKUP AGREEMENT.  Those officers and directors of SMIL listed on
    SCHEDULE 2.1 will enter into a lockup agreement in the form attached hereto.

        6.4 FULL ACCESS. SMIL will permit representatives of HOAN to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of SMIL to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to SMIL, HOAN will treat and hold as such any Confidential Information it receives from SMIL

        6.5 EXCLUSIVITY. SMIL will not solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of the capital stock or assets of SMIL (including any acquisition structured as a merger, consolidation, or share exchange). No shopping.

        6.6 ANNOUNCEMENTS. Subsequent to the date hereof, SMIL and HOAN will consult with each other prior to any public announcement relating to transactions contemplated hereby, and will not make or otherwise make any public announcements without the express written approval of the other.

    7.  CONDITIONS PRECEDENT TO CLOSING

        7.1  CONDITIONS TO THE OBLIGATION OF SMIL AND HOAN AND HAC TO
    CLOSE. The obligation of the parties to consummate the transactions to be performed by them in connections with the Closing is subject to satisfaction of the following conditions:

           (a) This Agreement and the Merger shall have received the requisite approval of more than 50% of the common shareholders.

           (b) The representations and warranties of the parties as set forth herein shall be true and correct in all material respects at and as of the Closing Date;

           (c) The parties shall have performed and compiled with all of their covenants and agreements hereunder in all material respects through the Closing;

           (d) All actions to be taken by the parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance.

    The parties may waive any condition specified in this Agreement if they execute a writing so stating prior to the Closing.

    8.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

        8.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties given hereunder shall survive for a period of one (1) year following the Effective Date.

        8.2 INDEMNIFICATION BY HOAN. HOAN shall indemnify, hold harmless, and reimburse SMIL, its officers and directors, from and against any and all claims, losses, damages, liabilities, diminution of value and costs and related expenses (including, but to limit of the assets of SMIL, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions), whether or not involving a third party claim, reasonably incurred by SMIL in connection with any of the following:

           (a) any misrepresentation or breach of any warranty made by HOAN or HAC under this Agreement;

           (b) the non-fulfillment or breach of any covenant, agreement, or obligation of HOAN or HAC contained in or contemplated by this Agreement; and

           (c) any obligations related to or arising from the business of HOAN or HAC prior to the Effective Date.

        8.3 INDEMNIFICATION BY SMIL. SMIL shall indemnify, defend, and hold harmless HOAN from and against any and all claims, losses, damages, liabilities, diminution of value and costs and related expenses (including, without limitation, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions), whether or not involving a third party claim, reasonably incurred by HOAN in connection with any of the following:

           (a) any misrepresentation or breach of any warranty made by SMIL under this Agreement;

           (b) the non-fulfillment or breach or any covenant, agreement, or obligation of SMIL contained in or contemplated by this Agreement; and

           (c) any obligations related to or arising from SMIL's business after the Effective Date.

        8.4 PROCEDURE. The indemnified parties shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under this Paragraph 9, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding, the parties hereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

    9.  MISCELLANEOUS PROVISIONS

        9.1 MODIFICATION. This Agreement may be altered or amended in whole or in part at any time, but only in a written instrument signed by the parties hereto.

        9.2 PERFORMANCE OF NECESSARY ACTS. Each party agrees to perform any further acts and to execute and deliver any additional documents that may be reasonably necessary to carry out the provisions of this Agreement.

        9.3 EXPENSES. SMIL and HOAN shall be responsible for their respective costs and expenses incurred in connection with this Agreement.

        9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties and their heirs, legal representatives, successors, and assigns.

        9.5 NOTICES. Any notice required hereunder shall be deemed to have been validly given if delivered by certified mail, return receipt requested, postage prepaid and addressed to the parties at the following addresses:

            If to SMIL      Streamedia Communications, Inc.
                            Attn: Henry Siegel
                            244 W 54 St,
                            12th Floor,
                            New York, NY 10019

            If to HOAN      HOA Networks, Corp.
                            Attn: John Velasco-Mills
                            6760 Jimmy Carter Blvd,
                            Suite 135,
                            Norcross, GA 30071

            If to HAC       HOA Acquisition, Corp.
                            Attn: John Velasco-Mills
                            244 W 54 St,
                            12th Floor,
                            New York, NY 10019

        9.6 SEVERABILITY. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

        9.7 ATTORNEY'S FEES. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by the tribunal in a final judgment or decree, shall pay the successful party's or parties' costs, expenses and reasonable attorney's fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such actions or proceeding, such costs, expenses and attorney's fees shall be included as part of such judgment.

        9.8 GOVERNING LAW. It is the intention of the parties that the laws of the State of Georgia should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

        9.9 SEPARATE COUNTERPARTS. This Agreement may be executed in separate counterparts that shall collectively and separately be considered one and the same Agreement.

        9.10 ARBITRATION. In the event of any controversy arising under this Agreement, the same shall be submitted to arbitration in accordance with the rules then in effect for the American Arbitration Association ("AAA"), and any decision made in accordance with such rules shall be binding upon all parties in interest. Each party shall bear its own expenses.

    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Streamedia Communications, Inc.                HOA Acquisition, Corp.

By:                                            By:

Title:                                         Title:

HOA Networks, Corp.

By:

    Title:

                                                                     EXHIBIT 2.1

                            SHARE LOCK-UP AGREEMENT

    THIS AGREEMENT is made this ____ day of ________, 1997, by and between ________, a ________ corporation ("________") and ________ and ________, both directors of ________ ("________") and majority stock holders of more than 70% of the controlling votes of ________, (collectively referred to as "Directors").

    WHEREAS, Directors are all of the Directors of ________ and are also shareholders of ________;

    WHEREAS, pursuant to that certain Plan and Agreement of Merger dated ________, ("Merger Agreement"), ________ was merged with and into ________; and

    WHEREAS, as a condition to the merger, the Directors agreed to restrict the sale of their shares in ________ for a period of 6 months.

    NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions contained herein, the parties hereto agree as follows:

    LOCK-UP OF SHARES. For a period of one year from the date hereof, the Directors agree to deposit the following shares with Jeffrey M. Steinberg, Counsel for the Issuer at 32 Commerce Street, Springfield, NJ 07081. Such shares constitute all of the shares owned by the Directors in ________:

NAME OF DIRECTOR                              SHARES (POST SPLIT)
----------------                              -------------------


    At the end of the three (3) month period, the certificates representing the above shares shall be returned to each Director at the address on the signature page hereto.

    This Agreement may be signed in counterparts.

    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

By

Title


    The undersigned agrees to hold the ________ shares under the terms of this Agreement.

                                          --------------------------------------

                        STREAMEDIA COMMUNICATIONS, INC.
                       244 West 54th Street, 12th Floor,
                            New York, New York 10019
                                 (212) 445-1700

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Henry Siegel as proxy with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of STREAMEDIA COMMUNICATIONS, INC. ("Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of stockholders to be held on June 7, 2001, at 2:00 p.m. (local time), at 244 West 54th Street, 12th Floor, New York, New York 10019 and at any and all adjournments thereof.

1. Approval of the Amendment to the Company's Certificate of Incorporation to implement a share consolidation.

                  FOR _______ AGAINST _______ ABSTAIN _______

2. Approval of the Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares.

                  FOR _______ AGAINST _______ ABSTAIN _______

3.  Adoption and approval of the agreement to merge with and into HOA Networks.

                  FOR _______ AGAINST _______ ABSTAIN _______

4. In their discretion, the proxies are authorized to vote upon such other business (including any extension or adjournment thereof) as may properly come before the Meeting.

                  FOR _______ AGAINST _______ ABSTAIN _______

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the Board's proposal, and in the proxy holder's discretion, any such other business as may properly come before the Meeting.

    Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or another authorized officer. If the signatory is a partnership, please sign in the partnership's name by an authorized person.

--------------------------------------------   --------------------------------------------
Name (Print)                                   Name (Print) (if held jointly)

--------------------------------------------   --------------------------------------------

Date:

--------------------------------------------   --------------------------------------------

Signature:                                     Signature (if held jointly):

--------------------------------------------   --------------------------------------------

--------------------------------------------   --------------------------------------------
(Address)                                      (Address)

--------------------------------------------   --------------------------------------------
(City, State, Zip)                             (City, State, Zip)

    I will _______ attend the meeting. Number of persons to attend _______.
                     I will not _______ attend the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.